UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 21, 2005

TELOS CORPORATION

(Exact name of registrant as specified in charter)

Maryland	1-8443	52-0880974
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer ID No.)

19886 Ashburn Road, Ashburn, Virginia	20147-2358
(Address of principle executive offices)	(Zip Code)

(703) 724-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported in the Form 10-Q for the quarterly period ended June 30, 2005 (see Item 1 – Legal Proceedings), Telos Corporation, its subsidiary Xacta Corporation, and certain individual officers were named in an amended complaint filed by SecureInfo Corporation on June 16, 2005. On September 9, 2005 the U.S. District Court for the Eastern District of Virginia granted Telos’ Motion to Dismiss by dismissing 9 of the 12 counts in the amended complaint: Counts I, II and III (Computer Fraud and Abuse Act), V (fraud and deceit), VI (conspiracy to fraudulently obtain trade secrets by deceit and tortuous interference with contract), VII (common law tortuous interference with contract), VIII (Racketeer Influenced Corrupt Organization Act – RICO), X (Virginia Computer Crimes Act), and XII (common law trespass to chattels). Accordingly all counts against John B. Wood, Chairman and CEO of Telos Corporation, were dismissed and substantially all of the counts were dismissed against the other individual officers.

In addition, on September 21, 2005, plaintiff SecureInfo Corporation withdrew its Motion for a Preliminary Injunction. Accordingly, the future status of the 3 pending counts is scheduled to be determined at a pretrial hearing on October 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: September 27, 2005

Telos Corporation

By:	/s/ Michele Nakazawa
Michele Nakazawa Chief Financial Officer